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EXHIBIT 11 - Statement Re: Computation of Per Share Earnings

CARROLLTON BANCORP

                                            Three Months Ended September 30     Nine Months Ended September 30
                                            -------------------------------     ------------------------------
                                               2000              1999               2000              1999
                                             ---------         ---------         ---------         ---------
Average shares outstanding - Basic           2,721,413         2,818,988         2,745,843         2,821,027
                                             =========         =========         =========         =========

Average shares outstanding - Diluted         2,721,413         2,820,538         2,745,843         2,822,577
                                             =========         =========         =========         =========

Net income                                     448,550         1,365,491         1,334,964         2,443,798

Earnings per share:  Basic                   $    0.16         $    0.48         $    0.49         $    0.87
                                             =========         =========         =========         =========

Earnings per share:  Diluted                 $    0.16         $    0.48         $    0.49         $    0.87
                                             =========         =========         =========         =========

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